    EXHIBIT 99.1

CONTACTS:

Jeff Macdonald Acorda Therapeutics (914) 347-4300 ext. 4232 jmacdonald@acorda.com	Rick Howe BioMed Realty Trust, Inc. (858) 207-5859 richard.howe@biomedrealty.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics to Relocate Corporate Headquarters to
Ardsley Park Life Science Campus; Site Acquired and Now Managed by BioMed Realty Trust

HAWTHORNE, NY, June 27, 2011 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that it plans to relocate its corporate headquarters to the Ardsley Park life science campus in Ardsley, New York, which was acquired by BioMed Realty Trust, Inc. (NYSE: BMR). Acorda has signed an agreement to lease approximately 138,000 square feet of laboratory and office space within the site for a 15-year period expected to begin in June 2012. Acorda plans to relocate all employees currently based at its location in Hawthorne, New York to the Ardsley facility.

“Acorda has grown substantially over the last several years, and Ardsley Park will provide state-of-the-art laboratory and office space that will accommodate our current and future needs,” said Ron Cohen, M.D., Acorda’s President and CEO. “Acorda has been based in Westchester County since 1998, where we are proud to have contributed to building a vibrant biotechnology community in New York. We are pleased that New York state, county and local government and economic development groups collaborated with us and BioMed to provide a cost-efficient solution that allows Acorda to remain based in Westchester County.”

Purchased by BioMed for approximately $18.0 million, excluding closing costs, the Ardsley Park life science campus comprises approximately 159,800 square feet of laboratory and office space and 500,000 square feet of future redevelopment and development potential that can accommodate multiple tenants. BioMed will proceed on an extensive renovation of the property over the next twelve months, with an estimated total investment by BioMed in the property upon lease commencement of approximately $36.0 million.

Alan D. Gold, BioMed’s Chairman and Chief Executive Officer, commented, “We are very excited about Ardsley Park, our newest investment and expansion in the proven New York life science cluster. As is the case at our Landmark campus, Ardsley Park provides favorable leasing economics for biotechnology companies to conduct their mission-critical research, as well as the potential for future growth on site. We are delighted to add Acorda Therapeutics to our best-in-class tenant roster and look forward to supporting their efforts to develop important new therapies for individuals suffering from nervous system disorders.”

Commenting on BioMed’s most recent investment and Acorda's decision to remain in New York, U.S. Senator Charles E. Schumer said, “This significant investment by BioMed Realty Trust continues the Hudson Valley’s transformation into an epicenter for biotechnology companies and the high-paying jobs that come with them. Acorda's decision to remain in the Hudson Valley and potentially create up to 190 brand new jobs in a booming sector of our economy affirms the area continues to be attractive for innovative companies. I applaud BioMed for investing in a second life science site which will make ‘NY BIOHUD Valley’ one of the fastest growing biotech regions in the country.”

“Biotech is key to the future of the Hudson Valley economy," said U.S. Senator Kirsten Gillibrand. “Westchester is home to world-class research institutions, medical centers, laboratories and academic research organizations. Ardsley Park's state-of-the-art facilities will support Acorda Therapeutics, a leading biotechnology company in research and development, and create good paying jobs right here in Westchester.”

Congresswoman Nita Lowey noted, “I am pleased Acorda has chosen to keep 159 biotechnology jobs in New York State and specifically right here in Westchester County, which is becoming recognized as a biotech hub, not only in New York State but throughout the country. Westchester has a highly educated and motivated workforce, and relocating to Ardsley will ensure that Acorda has the opportunity to succeed for years to come.”

Acorda partnered with Empire State Development, County of Westchester Industrial Development Agency (IDA), New York State Energy Research and Development Authority (NYSERDA) and the County of Westchester, NY to develop an economic incentive package that makes the move economically feasible for Acorda, while promoting the retention of existing jobs and creation of new jobs in New York. Acorda will receive tax credits of up to $5.2 million as part of the New York State Excelsior Jobs Program, an employment-creation initiative administered by Empire State Development. Acorda is also eligible for various tax credits of up to $1.15 million through the County of Westchester IDA and for additional incentives through NYSERDA.

 “Acorda’s investment in a new Westchester facility highlights the attractiveness of the lower Hudson Valley as a competitive location for biotech and life sciences companies,” said Empire State Development President, CEO & Commissioner Kenneth Adams. “ESD is pleased to support the growth of Acorda and other leading firms in New York's high-tech, health sciences sector. This is precisely the type of capital investment and job-creation our new Excelsior program was created to support."

“This incredible ‘one-two punch’ delivered by BioMed Realty and Acorda Therapeutics solidifies Westchester County’s leadership position as both New York’s Intellectual

Capital™ and the epicenter of biotechnology’s explosive growth in the lower Hudson Valley,” stated Laurence Gottlieb, Westchester County’s Director of Economic Development and co-founder of NY BIOHUD VALLEY. “We have been actively involved in paving the way for this successful purchase and business expansion, resulting in Westchester County’s 9A corridor emergence as the hottest biotech address in the nation.”

According to Mike Oates, President and Chief Executive Officer, Hudson Valley Economic Development Corporation, “This is truly exciting news for NY BIOHUD VALLEY, Westchester County and New York. Acorda’s commitment to our region shows that we are fast becoming the preferred location for innovative companies. We are equally thrilled that BioMed has expanded its holdings in Westchester and will continue to partner with us to attract cutting edge companies to NY BIOHUD VALLEY.”

“Retaining and attracting business to Westchester is a cornerstone of our administration, and this is our third major success story in less than three months,” said County Executive Robert P. Astorino. “These things don’t happen by accident. Our office has played a very active role in bringing all the parties together. As a result, we will have another major business expanding by moving into a cutting-edge biotech facility in Westchester, which will in turn create jobs and fill a significant amount of vacant lab and office space.”

About Acorda Therapeutics
Acorda Therapeutics is a biotechnology company developing therapies for multiple sclerosis, spinal cord injury and related nervous system disorders. The Company is commercializing and marketing AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg, in the United States. AMPYRA is a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS); this was demonstrated by an improvement in walking speed. AMPYRA was developed using Elan’s Matrix Drug Absorption System (MXDAS®) technology and is manufactured by Elan based on a supply agreement with Acorda.

Acorda also markets ZANAFLEX CAPSULES® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 89 properties, representing 153 buildings with approximately 12.6 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research.  Additional information is available at www.biomedrealty.com.

Acorda Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Ampyra in the United States and to successfully market Zanaflex Capsules; third party payors (including governmental agencies) may not reimburse for the use of Ampyra at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of Ampyra outside of the United States and our dependence on our collaboration partner Biogen Idec in connection therewith; competition; failure to protect Acorda Therapeutics’ intellectual property or to defend against the intellectual property claims of others; the ability to obtain additional financing to support Acorda Therapeutics operations; and, unfavorable results from our preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

BioMed Realty Trust Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenents’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.